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                                                                    EXHIBIT 11.1

                          NATIONAL HOME CENTERS, INC.
                                AND SUBSIDIARY

                   Computation of Earnings (Loss) Per Share

                  Years ended January 31, 1997, 1996 and 1995
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

                                             Year Ended January 31,
                                     ---------------------------------------
                                         1997           1996         1995
                                         ----           ----         ----
Net earnings (loss)                   $(3,107,723)  $(1,597,842)  $1,532,422
                                      -----------   -----------   ----------

Weighted average number of common
 shares outstanding                     7,142,251     7,142,251    7,157,018
                                      -----------   -----------   ----------

Earnings (loss) per share             $      (.44)  $      (.22)  $      .21
                                      -----------   -----------   ----------

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